

                                  EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS


                                                                THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                          ------------------------------
                                                              1999              1998
                                                          -------------     ------------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net income (Loss).....................................        (74)               44
Average shares outstanding............................        247               397
                                                              ---               ---
Per share amount......................................      (0.30)             0.11
                                                            ======             ====

Net income (Loss).....................................        (74)               44
Average shares outstanding............................        247               397
                                                              ---               ---
Net effect of dilutive stock options based on the
    treasury stock method using the average market
    price or quarter end price, whichever is greater..         12                 6
                                                               --                --
          Total shares outstanding....................        259               403
                                                              ---               ---
Per share amount......................................      (0.29)             0.11
                                                            ======             ====



                                   EXHIBIT 11.0
                        COMPUTATION OF PER SHARE EARNINGS

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                    ------------------------------
                                                        1999              1998

                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
NET INCOME (LOSS)................................        (53)              162

AVERAGE SHARES OUTSTANDING.......................        314               397
                                                         ---               ---

PER SHARE AMOUNT.................................      (0.17)             0.41
                                                       ======             ====

NET INCOME (LOSS)................................        (53)              162

AVERAGE SHARES OUTSTANDING.......................        314               426
                                                         ---               ---
NET EFFECT OF DILUTIVE STOCK OPTIONS BASED ON THE
 TREASURY STOCK METHOD USING THE AVERAGE MARKET
 PRICE OR QUARTER END PRICE, WHICHEVER IS GREATER..       11                 6
                                                          --                 -

        TOTAL SHARES OUTSTANDING...............          325               403
                                                         ---               ---

PER SHARE AMOUNT.................................      (0.16)             0.40
                                                       ======             ====